                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                February 14, 1997
        ----------------------------------------------------------------
                 Date of Report (Date of earlier event reported)




                            360 COMMUNICATIONS COMPANY
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware               1 - 14108                   47-0649117
----------------------   -------------------   --------------------------------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



                  8725 W. Higgins Road, Chicago, Illinois 60631
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




                                 (733) 399-2500
            ---------------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events.


On February 14, 1997, 360 Communications Company (the "Company") issued a press release announcing the consolidated operating results of the Company and its subsidiaries for the fourth quarter and year-end 1996. A copy of the press release is attached hereto as Exhibit 1.




Item  7.  Financial Statements and Exhibits.

         (c)  Exhibits.

       Exhibit 1: Press Release issued by 360 Communications Company on February 14, 1997 regarding the consolidated operating results of 360 Communication Company and its subsidiaries for the fourth quarter and year-end 1996.

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                                    SIGNATURE


       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         360  Communications Company


                         By: /s/ Gary L. Burge
                             Gary L. Burge
                             Senior Vice President - Finance




Date:  February 14, 1997

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                                  EXHIBIT INDEX


Exhibit
   No.                            Description of Exhibits
--------                        ----------------------------

   1 Press Release issued by 360 Communications Company on February 14, 1997 regarding the consolidated operating results of 360 Communications Company and its subsidiaries for the fourth quarter and year-end 1996.

360   Communications....Corporate   Communications....8725   W.  Higgins
Road....Chicago, Illinois 60631....(773)399-2200


                                                           FOR IMMEDIATE RELEASE

MEDIA:
Sal Cinquegrani   Margaret Kirch Cohen
(773) 399-2783    (773) 399-2385

ANALYSTS:
Dave Gould
(773) 399-2284


       360 COMMUNICATIONS REPORTS RECORD FOURTH QUARTER, YEAR-END 1996 CUSTOMER GAIN, REVENUES AND OPERATING CASH FLOW

         (Chicago) Feb. 14, 1997 -- Chicago-based 360 Communications Company (NYSE:XO) today reported record fourth quarter and year-end 1996 customer gain, revenues and operating cash flow. The company said its annual cellular service revenues surpassed the billion-dollar mark for the first time, its customer base reached a milestone of more than 2.1 million and it produced positive annual earnings for the first time in the company's history.
         Excluding customers added through 360's acquisition of Independent Cellular Network properties in the fourth quarter of 1996, 360 Communications added a record 168,000 net customers during the quarter, up from 153,000 during the fourth quarter of 1995. During 1996, 360 added a record 470,000 customers through internal growth and 185,000 customers through acquisitions, to end the year with more than 2.1 million customers, up 44 percent from 1.5 million at Dec. 31, 1995.
         "We are very pleased with our performance during our first year as an independent company," said Dennis Foster, president and chief executive officer of 360 Communications. "In addition to producing record results, during 1996 we introduced our new name and logo, launched residential long distance and paging, rolled out Code

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360 Reports Fourth Quarter/Year-End Results
Page 2


Division Multiple Access (CDMA) digital service in Las Vegas, and completed approximately $600 million in acquisitions to further strengthen our market clusters. Collectively, we acquired 4 million potential customers (POPS) at very attractive values for our shareowners. Since we began offering residential long distance service in August 1996, we've signed up more than 50,000 long distance customers -- another indication that our customers value their relationships with 360."
         The company reported record total operating revenues of $300 million during the fourth quarter of 1996, up from $228 million in the same period last year. For the year ended Dec. 31, 1996, the company reported total operating revenues of $1.1 billion, up 31 percent from $834 million in 1995. Cellular service revenues during the fourth quarter of 1996 were $287 million, up 32 percent from $217 million reported for the same period in 1995. Cellular service revenues for the year were $1 billion, up 33 percent from $789 million reported in 1995.
         360 reported record fourth quarter operating cash flow of $84 million, a 34 percent increase from $63 million reported in the fourth quarter of 1995. For the year, 360 reported operating cash flow of $367 million, compared with $260 million in 1995, an increase of 41 percent. Operating cash flow, as a percentage of cellular service revenues, reached 35 percent for the year, compared with 33 percent in 1995.
         360 Communications reported net income of $5.4 million, or 4 cents per share, for the fourth quarter of 1996, compared with $435,000, approximately break-even per share for the fourth quarter of 1995. For the year ending Dec. 31, 1996, 360 reported net income of $59.5 million, or 50 cents per share, compared with a loss of $1.7 million, or a loss of 1 cent per share in 1995, making 1996 the first profitable year in the company's history. As previously announced, 360 recognized charges of 6 to 8 cents per share during the fourth quarter of 1996, which included earnings from unconsolidated subsidiaries that fell short of expectations, a one-time federal income tax adjustment and higher than projected fraud losses in December.

360 Reports Fourth Quarter/Year-End Results
Page 3


         The company reported a market penetration rate of 8.9 percent at the end of the fourth quarter of 1996, compared with 7.6 percent for the fourth quarter of 1995. 360's total market penetration is among the highest in the industry. The company has more than 15 percent penetration in eight markets and more than 10 percent penetration in 19 additional markets. 360's churn rate, which is a measure of customer retention, was 1.86 percent in 1996, which is better than the industry average.
         "Our team remains focused on delivering results," Foster said. During 1997 we plan to continue growing our residential long distance and paging businesses, and we expect to conduct market trials for local telephone service. We also plan to begin building our Code Division Multiple Access (CDMA) digital infrastructure in Raleigh, N.C., to increase operating efficiencies and prepare for future customer growth.
         "Our strong local presence continues to be a strategic competitive advantage. As a leader in the wireless industry, 360 is well positioned to compete in our markets and to continue delivering products and services that are of value to our customers."
         Chicago-based 360 Communications provides wireless voice and data services to more than 2.1 million customers in more than 100 markets in Alabama, Florida, Illinois, Indiana, Iowa, Kentucky, Nevada, New Mexico, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and West Virginia. The company also offers residential long distance and paging services. In addition to the New York Stock Exchange, 360 Communications' stock is listed on the Chicago and Pacific stock exchanges under the symbol XO.

                                       ###

To obtain copies of the company's Form 10-K, 10-Qs, or copies of quarterly earnings and other recent news releases issued by the company, please call toll-free 1.888.360.INFO (1.888.360.4636), 24 hours a day, seven days a week. 360 Communications' news releases are also available through PR Newswire and can be accessed by calling (800) 578-7888, #111849. 360's internet address is www.360.com.


                   360 COMMUNICATIONS COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                             (Thousands of Dollars)
                                   (Unaudited)



                                                       For the Three Months               For the Year
                                                        Ended December 31,              Ended December 31,
                                                   --------------------------       --------------------------
                                                       1996           1995              1996           1995
                                                   -----------    -----------       -----------    -----------
Operating Revenues
Cellular Service Revenues ......................   $   286,593    $   217,431       $ 1,052,726    $   789,459
Equipment Sales ................................        13,735         10,831            43,146         44,956
                                                   -----------    -----------       -----------    -----------
     Total Operating Revenues ..................       300,328        228,262         1,095,872        834,415
                                                   -----------    -----------       -----------    -----------

Operating Expenses
Cost of Service ................................        31,253         17,734            99,745         68,223
Cost of Equipment Sales ........................        33,317         31,508           104,327        109,441
Other Operations Expense .......................        15,952         12,064            55,776         40,591
Sales, Marketing and Advertising Expenses ......        63,001         43,786           206,147        141,505
General, Administrative and Other Expenses .....        72,904         60,636           263,191        214,536
Depreciation and Amortization ..................        41,854         31,065           146,841        114,731
                                                   -----------    -----------       -----------    -----------
     Total Operating Expenses ..................       258,281        196,793           876,027        689,027
                                                   -----------    -----------       -----------    -----------

Operating Income ...............................        42,047         31,469           219,845        145,388
Interest Expense ...............................       (27,510)       (32,159)         (106,364)      (127,240)
Minority Interests in Net Income
   of Consolidated Entities ....................        (8,454)        (8,051)          (46,622)       (34,269)
Equity in Net Income of
   Unconsolidated Entities .....................         9,875         16,450            50,234         40,016
Other Income (Expense), net ....................          (168)         1,003               255           (185)
                                                   -----------    -----------       -----------    -----------
Income Before Income Taxes .....................        15,790          8,712           117,348         23,710
Income Tax Expense .............................        10,421          8,277            57,829         25,405
                                                   -----------    -----------       -----------    -----------
     Net Income (Loss) .........................   $     5,369    $       435       $    59,519    $    (1,695)
                                                   ===========    ===========       ===========    ===========

Net Income (Loss) per Share (in Dollars) .......   $      0.04    $      0.00<F1>   $      0.50    $     (0.01)<F1>
                                                   ===========    ===========       ===========    ===========

Weighted Average Shares
   Outstanding, in thousands ...................       121,342        117,118<F1>       118,136        116,706<F1>
                                                   ===========    ===========       ===========    ===========


<F1>
(1) In 1995 Net Income (Loss) per Share has been calculated based upon the number of Sprint Corporation weighted average shares outstanding for each respective period, adjusted for a conversion ratio of 1 share of 360 Common Stock to 3 shares of Sprint Common Stock.

(2) Certain amounts have been reclassified to conform to the presentation used for the Three Months and Year Ended December 31, 1996.

                   360 COMMUNICATIONS COMPANY AND SUBSIDIARIES

                                 OPERATING DATA

                                    Unaudited


                                                   For the Three Months Ended
                                                      and as of December 31,
                                               ---------------------------------
                                                   1996               1995
                                               -------------     ---------------

EBITDA (in thousands)                           $    83,901      $      62,534
EBITDA Margin                                         29.28%             28.76%
Capital Expenditures (in thousands)             $   106,580      $      53,624
Controlled POPs                                   4,192,590         19,670,534
Controlled Customers                              2,156,412          1,501,757
Gross Customer Additions                            292,091            239,189
Net Customer Additions                              167,661            153,261
Average Customers                                 2,023,923          1,408,924
Churn                                                  1.88%              1.86%
Penetration                                            8.91%              7.63%
Service Revenue per Average Customer per Month  $     47.20      $       51.44
Cost to Acquire a New Customer (1)              $       273      $         270




                                                       For the Year Ended
                                                      and as of December 31,
                                               --------------------------------
                                                    1996             1995
                                               --------------   ---------------

EBITDA (in thousands)                                366,686    $      260,119
EBITDA Margin                                          34.83%            32.95%
Capital Expenditures (in thousands)             $    300,123    $      323,651
Controlled POPs                                   24,192,590        19,670,534
Controlled Customers (2)                           2,156,412         1,501,757
Gross Customer Additions (3)                         874,318           734,612
Net Customer Additions (3)                           469,785           461,768
Average Customers                                  1,776,040         1,240,970
Churn                                                   1.86%             1.81%
Penetration                                             8.91%             7.63%
Service Revenue per Average Customer per Month  $      49.39    $        53.01
Cost to Acquire a New Customer (1)              $        302    $          280


(1) Cost to Acquire a New Customer includes Sales, Marketing and Advertising Expenses and the gross margin on equipment sales.
(2) Controlled Customers include 184,870 customers added through acquisitions which were completed in 1996. There were 138,223 customers added through acquisitions in the fourth quarter of 1996.
(3)   The 1996 amounts exclude customer base acquired.

                   360 COMMUNICATIONS COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)
                                   (Unaudited)

                                                           December 31,
                                                  -----------------------------
         ASSETS                                        1996            1995
                                                  -------------    ------------
Current Assets
Cash and Cash Equivalents                         $      2,554     $    19,023
Accounts Receivable, less allowances
  of  $5,730 and $2,370,  respectively                 102,483          68,087
Other Receivables                                       27,090          29,799
Unbilled Revenue                                        35,712          23,481
Inventory                                               35,908          19,576
Deferred Income Taxes                                    8,462           -----
Prepaid Expenses and Other                              16,634           6,604
                                                  -------------    ------------
    Total Current Assets                               228,843         166,570
                                                  -------------    ------------

Property, Plant and Equipment                        1,499,407       1,151,157
Less: Accumulated Depreciation                         415,981         300,703
                                                  -------------    ------------
Property, Plant and Equipment, net                   1,083,426         850,454
                                                  -------------    ------------

Investments in Unconsolidated Entities                 349,231         318,287
Intangibles, net                                     1,136,587         632,756
Other Assets                                            13,982           5,179
                                                  -------------    ------------
    Total Assets                                  $  2,812,069     $ 1,973,246
                                                  =============    ============

         LIABILITIES AND SHAREOWNERS' EQUITY

Current Liabilities
Trade Accounts and Other Payables                 $    227,654     $   111,770
Short-Term Borrowings                                   43,750           -----
Advance Billings                                        28,314          20,559
Accrued Taxes                                           17,951          19,690
Accrued Agent Commissions                               12,089          15,417
Other                                                   21,090          27,092
                                                  -------------    ------------
    Total Current Liabilities                          350,848         194,528
                                                  -------------    ------------

Long-Term Debt                                       1,699,778           -----
Advances From and Notes to Affiliates                    -----       1,517,729
                                                  -------------    ------------

Deferred Credits and Other Liabilities
Deferred Income Taxes                                  113,005          99,168
Postretirement and Other Benefit Obligations             5,855          12,859
                                                  -------------    ------------
    Total Deferred Credits and Other Liabilities       118,860         112,027
                                                  -------------    ------------

Minority Interests in Consolidated Entities            180,083         146,894
                                                  -------------    ------------

Shareowners' Equity
Common Stock ($.01 par value; 1,000,000,000
  shares authorized;123,308,921 shares
  issued and outstanding)                               1,233          11,541
Additional Paid-In Capital                            772,199         360,978
Accumulated Deficit                                  (310,932)       (370,451)
                                                 -------------    ------------
    Total Shareowners' Equity                         462,500           2,068
                                                 -------------    ------------
    Total Liabilities and Shareowners' Equity    $  2,812,069     $ 1,973,246
                                                 =============    ============


                   360 COMMUNICATIONS COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of Dollars)
                                   (Unaudited)


                                                          For the Year Ended December 31,
                                                       -------------------------------------
                                                           1996        1995         1994
                                                       -----------  -----------  -----------
Operating Activities
Net Income (Loss)                                      $   59,519   $   (1,695)  $  (19,757)
Adjustments to Reconcile Net Income (Loss) to Net
  Cash Provided by Operating Activities:
     Depreciation and Amortization                        146,841      114,731       92,435
     Deferred Income Taxes                                 36,197       36,267       20,646
     Loss on the Sale of Cellular Property                                            4,352
     Equity in Net Income of Unconsolidated
       Entities, net of distributions                     (27,838)      (7,206)     (10,899)
     Minority Interests in Net Income of
       Consolidated Entities                               46,622       34,269       22,110
     Changes in Operating Assets and Liabilities
        Receivables, net                                  (28,748)     (20,610)     (23,111)
        Other Current Assets                              (23,222)       7,592      (18,225)
        Trade Accounts and Other Payables                 110,146        3,420       38,293
        Accrued Expenses and Other
            Current Liabilities                            (3,984)       6,365       36,590
        Noncurrent Assets and Liabilities, net               (685)      12,007       (1,455)
     Other, net                                             4,425       (1,847)         834
                                                       -----------  -----------   ----------
Net Cash Provided by Operating Activities                 319,273      183,293      141,813
                                                       -----------  -----------   ----------

Investing Activities
Capital Expenditures                                     (300,123)    (323,651)    (264,333)
Acquisitions                                             (352,533)      (1,142)       -----
Investment in Unconsolidated Entities and Other           (14,890)      (3,743)      (8,009)
Proceeds from Sale of Cellular Property                     -----        -----        9,920
                                                       -----------  -----------   ----------
Net Cash Used by Investing Activities                    (667,546)    (328,536)    (262,422)
                                                       -----------  -----------   ----------

Financing Activities
Net Borrowings under Bank Revolving Credit Facility       664,106        -----        -----
Proceeds from Long-Term Debt                              900,000        -----        -----
Net Short-Term Borrowings                                  43,750        -----        -----
Increase in Advances from Affiliates                      135,892      158,482      107,294
Contributions from Minority Investors                       5,636        7,228       17,742
Distributions to Minority Investors                       (14,849)      (6,971)      (4,405)
Repayment of Advances from Affiliates                  (1,400,000)       -----        -----
Other                                                      (2,731)       -----        -----
                                                       -----------  -----------   ----------
Net Cash Provided by Financing Activities                 331,804      158,739      120,631
                                                       -----------  -----------   ----------

(Decrease) Increase in Cash and Cash Equivalents          (16,469)      13,496           22
Cash and Cash Equivalents at Beginning of Year             19,023        5,527        5,505
                                                       -----------  -----------   ----------
Cash and Cash Equivalents at End of Year               $    2,554   $   19,023    $   5,527
                                                       ===========  ===========   ==========

                                       12
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February 14, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention: Filing Desk, Stop 1-4

Re: Current Report on Form 8-K of 360  Communications Company

Ladies and Gentlemen:

On behalf of 360 Communications Company (the "Company"), I am transmitting herewith for filing with the Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, a copy of the Company's Current Report on Form 8-K, with attached exhibit, relating to events reported as of February 14, 1997.



Very truly yours,